As filed with the Securities and Exchange Commission on April 22, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lifevantage Corporation
(Exact name of registrant as specified in its charter)

Colorado	90-0224471
(State of Incorporation)	(I.R.S. Employer Identification No.)

11545 W. Bernardo Court
Suite 301
San Diego, California 92127
(Address of principal executive offices)

Lifevantage Corporation 2007 Long-Term Incentive Plan

(Full title of the plan)
David Brown
Chief Executive Officer
Lifevantage Corporation
11545 W. Bernardo Court
Suite 301
San Diego, California 92127
(858) 312-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jonathon Taylor, Esq.
Kendall, Koenig & Oelsner PC
999 Eighteenth Street
Suite 1825
Denver, Colorado 80202
(303) 672-0104

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
Title of Securities	Amount to be	Maximum Offering	Aggregate Offering	Amount of
to be Registered	Registered (1)	Price Per Share (2)	Price (2)	Registration Fee (3)
Common Stock, par value $.001 per share	4,000,000 shares	$0.755	$3,020,000	$168.52

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. This Registration Statement shall also cover any additional shares of common stock that become issuable under the 2007 Long-Term Incentive Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock.

(2)	The price of $0.755 per share and the aggregate offering price are based on the average of the high and low prices of Registrant’s common stock on April 20, 2009 as reported on the OTC Bulletin Board.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-144247
     Lifevantage Corporation is hereby registering 4,000,000 additional shares of its Common Stock for issuance under its 2007 Long Term Incentive Plan. The contents of Registration Statement on Form S-8 No. 333-144247 filed with the Securities and Exchange Commission on June 29, 2007 are incorporated by reference herein.
EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Kendall, Koenig & Oelsner PC

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2	Consent of Gordon, Hughes & Banks, LLP

23.3	Consent of Kendall, Koenig & Oelsner PC is contained in Exhibit 5.1 to this Registration Statement

24.01	Power of Attorney is contained on the signature pages

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on April 22, 2009.

Lifevantage Corporation
By:	/s/ David W. Brown
David W. Brown, President and Chief
Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Brown and Bradford K. Amman and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Brown David W. Brown	President and Chief Executive Officer (Principal Executive Officer)	April 17, 2009

/s/ Bradford K. Amman Bradford K. Amman	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	April 15, 2009

/s/ Jack R. Thompson Jack R. Thompson	Chairman of the Board of Directors and Director	April 15, 2009

/s/ Dr. Joe McCord Dr. Joe McCord	Director	April 17, 2009

/s/ Dr. James D. Crapo Dr. James D. Crapo	Director	April 17, 2009

/s/ Richard D. Jones Richard D. Jones	Director	April 15, 2009

/s/ Garry Mauro Garry Mauro	Director	April 20, 2009

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Kendall, Koenig & Oelsner PC

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2	Consent of Gordon, Hughes & Banks, LLP

23.3	Consent of Kendall, Koenig & Oelsner PC is contained in Exhibit 5.1 to this Registration Statement

24.01	Power of Attorney is contained on the signature pages